UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2024

MyMD Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36268	22-2983783
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

MyMD Pharmaceuticals, Inc.

855 N. Wolfe Street, Suite 601

Baltimore, MD 21205

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (856) 848-8698

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MYMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on May 20, 2024, MyMD Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with certain accredited investors (the “Holders”) pursuant to which it agreed to sell to the Holders (i) shares of the Company’s Series G Convertible Preferred Stock, with a stated value of $1,000 per share (the “Preferred Stock”), and (ii) certain warrants to purchase shares of the Company’s common stock, par value $0.001 per share, subject to adjustment. The terms of the Preferred Stock are as set forth in the Certificate of Designations filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on May 21, 2024 (the “Certificate of Designations”).

On June 17, 2024, the Company entered into an Amendment Agreement (the “Amendment”) with the Required Holders (as defined in the Certificate of Designations). Pursuant to the Amendment, the Required Holders agreed to amend the Certificate of Designations by filing a Certificate of Amendment (“Certificate of Amendment”) to the Certificate of Designations with the Secretary of State to increase the number of authorized shares of Preferred Stock from 8,950 to 12,826,273, in order to authorize a sufficient number of shares of Preferred Stock for the payment of dividends, if any, “in kind” in the form of additional shares of Preferred Stock, pursuant to Section 3 of the Certificate of Designations.

The foregoing descriptions of the Agreement and the Certificate of Amendment are qualified in their entirety by reference to the full text of each such document, copies of which are filed as Exhibit 10.1 and Exhibit 3.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

The matters described in Item 1.01 of this Current Report on Form 8-K related to the Preferred Stock and the Certificate of Amendment are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Christopher Chapman, M.D.

On June 14, 2024, as part of an agreed management change associated with the transactions contemplated by the SPA (as described in Item 5.02 of this Current Report on Form 8-K), the Company and Christopher Chapman, M.D. mutually agreed on the separation of Dr. Chapman from his position as President, Chief Medical Officer and member of the board of directors of the Company (the “Board”), effective as of June 14, 2024 (“Effective Date”). Dr. Chapman’s separation from the Company was amicable and was not the result of any disagreement between Dr. Chapman and the Company regarding any matter relating to the Company’s operations, policies, or practices. The separation will allow Dr. Chapman to focus more of his business time and attention on his work as Chairman and Chief Executive Officer of Telomir Pharmaceuticals, Inc. (NASDAQ: TELO) and its affiliates.

The terms of Dr. Chapman’s separation from the Company have been memorialized pursuant to a Separation Agreement, dated June 14, 2024 (the “Separation Agreement”). Pursuant to the Separation Agreement, Dr. Chapman will be entitled to (i) payment in the amount of $125,000, less all lawful and authorized withholdings and deductions, to be paid in three (3) equal monthly installments, (ii) a one-time payment equal to $25,000, less all lawful and authorized withholdings and deductions, (ii) reimbursement for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for a period of up to three (3) months following the Effective Date, and (iv) acceleration of certain unvested options granted to Dr. Chapman pursuant to those certain Nonqualified Stock Option Agreements, dated April 4, 2023 and June 7, 2023.

In exchange for the consideration provided to Dr. Chapman in the Separation Agreement, Dr. Chapman agreed to waive and release any claims in connection with Dr. Chapman’s employment and separation from the Company.

In connection with the execution of the Separation Agreement, Dr. Chapman’s existing employment agreement was terminated; provided, however, that certain surviving customary confidentiality provisions and restrictive covenants remain in full force and effect. The Separation Agreement also provides for certain customary covenants regarding confidentiality.

The description of the Separation Agreement contained in this Item 5.02 is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Appointment of President and Chief Medical Officer and Director

On June 13, 2024, Mr. Stephen Friscia was appointed to serve as a member of the Board until his successor has been duly elected and qualified or until his earlier resignation or removal. Mr. Friscia’s compensation will be consistent with that of other non-employee directors of the Company.

Mr. Friscia was appointed to the Board pursuant to a board nomination right granted to PharmaCyte Biotech, Inc. (“PharmaCyte”) pursuant to that certain Securities Purchase Agreement, dated May 20, 2024 (the “Securities Purchase Agreement”), by and among the Company, PharmaCyte and the other investors party thereto, which agreement is described in and filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 21, 2024. Pursuant to the terms of the Securities Purchase Agreement, PharmaCyte has the right to nominate one individual to serve on the Board.

Except as set forth herein, there are no arrangements or understandings between Mr. Friscia and any other person pursuant to which he was appointed as director of the Company. There is no family relationship between Mr. Friscia and any director or executive officer of the Company. There are no transactions between Mr. Friscia and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Appointment of Mitchell Glass

On June 13, 2024, the Company appointed Mitchell Glass, M.D., a current member of the Board, to the positions of President and Chief Medical Officer, effective as of June 13, 2024.

Dr. Glass is a 35-year veteran of the life sciences industry. His experience is broad-ranging, from senior positions in top ten pharmaceutical companies to investing in and managing start-ups and biotechs. After seven years of research, teaching, and patient care at the University of Pennsylvania, Dr. Glass joined ICI Pharmaceuticals in 1988. He established the pulmonary therapeutics group and led the development and submission of the antileukotriene ACCOLATE®. From 1995 to 1996, Dr. Glass was Vice President and Director at SmithKline Beecham, responsible for cardiovascular, respiratory, renal, and metabolic drug development and commercialization, including submitting the NDA/MAA for COREG®. From 1998 to 2003, Dr. Glass was Chief Medical Officer and Vice President of Clinical Development and Regulatory Affairs of AtheroGenics, Inc. (AGIX). He led product development from IND to Phase 3 for AGI 1067 and was a member of the IPO team. Dr. Glass joined AQUMEN Biopharmaceuticals KK and NA as Chief Executive Officer of AQUMEN NA and as a director. Since 2008, Dr. Glass has been a Director of OrphageniX Inc. (gene editing) and AVATAR Biotechnologies (biosimilars) and is now the Executive Vice President of Research and Development and Chief Medical Officer of Invion LTD. Dr. Glass graduated from the University of Chicago and is board certified in internal medicine, pulmonary and critical care medicine.

Dr. Glass will not be provided any additional compensation for his service as President and Chief Medical Officer. There is no arrangement or understanding between Dr. Glass and any other person pursuant to which he was appointed as President and Chief Medical Officer. There are no family relationships between Dr. Glass and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The matters described in Item 3.03 of this Current Report on Form 8-K related to the Certificate of Amendment are incorporated herein by reference.

Item 8.01 Other Events.

On June 17, 2024, the Company issued a press release announcing the appointment of Mr. Friscia and Dr. Glass. A copy of the press release is attached as Exhibit 99.1 hereto.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment of Certificate of Designations of Series G Convertible Preferred Stock.
10.1	Form of Amendment Agreement, dated as of June 17, 2024, by and among MyMD Pharmaceuticals, Inc. and the investors party thereto.
10.2	General Release and Severance Agreement, by and between MyMD Pharmaceuticals, Inc. and Christopher Chapman, dated as of June 14, 2024
99.1	Press Release, dated June 17, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYMD PHARMACEUTICALS, INC.

Date: June 17, 2024	By:	/s/ Mitchell Glass
Mitchell Glass
President and Chief Medical Officer